EXHIBIT 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR BORROWER SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

SECURED SUBORDINATED PROMISSORY NOTE

$__________	Issuance Date: ________________

FOR VALUE RECEIVED, the undersigned, Wound Management Technologies, Inc., a Texas corporation (“Borrower”), hereby promises to pay to the order of __________________, or any future permitted holder of this promissory note (collectively, the “Holder”), at __________________________, or at such other place as the Holder may designate in writing to the Borrower, the principal sum of ____________ Thousand and No/100 Dollars ($____________), and such other amount as may be outstanding hereunder, together with all accrued but unpaid interest, in United States dollars, as provided in this Secured Subordinated Promissory Note (the “Note”).

This Note is part of a series of Secured Subordinated Promissory Notes (the “Bridge Notes”) issued in connection with a private placement offering of the Bridge Notes commenced in July 2012 (the “Bridge Notes Financing”).  This Note has been entered into pursuant to the terms of a Subscription Agreement (the “Subscription Agreement”) between Borrower and Holder and shall be governed by the terms of such Subscription Agreement.  Unless otherwise separately defined herein, all capitalized terms used in this Note shall have the same meaning as is set forth in the Subscription Agreement.

1. Principal and Interest Payments.

(a) The principal of this Note shall be due and payable on October 12, 2012 (the “Maturity Date”).

(b) Interest on the Note shall be an amount equal to five percent (5%) of the principal amount of the Note, and such interest amount shall be made on the Maturity Date.

(c) If the principal of and interest on the Note is not paid in full on the Maturity Date, then following the Maturity Date interest on the outstanding principal balance of this Note shall accrue at a rate of eighteen percent (18%) per annum, with such interest being computed on the basis of the actual number of days elapsed and a year of three hundred and sixty (360) days.

(d) The unpaid principal balance of this Note and any accrued but unpaid interest thereon may be prepaid in whole or in part at any time by Holder, upon at least ten (10) days written notice to Holder, which written notice shall state the date payment shall be made.

(e) In the event that the principal of and accrued but unpaid interest on any or all of the Bridge Notes are not paid in full on or prior to the Maturity Date (the “Unpaid Note Amount”), then in addition to any other rights and remedies that the holders of Bridge Notes (“Bridge Note Holders”) may have under the Bridge Notes or in law or in equity, commencing on the date following the Maturity Date, Borrower shall pay to the Bridge Note Holders, on a pro rata basis, based on the total Unpaid Note Amounts held by all Bridge Note Holders, an amount equal to twenty percent (20%) of the sales proceeds received by the Company and its subsidiary, Wound Care Innovations, LLC, from the sale of surgical powders, until such time as all of the Unpaid Note Amounts have been paid in full; it being agreed and understood that each such payment shall be made on a monthly basis, within payments for any particular month being made within five (5) days following the end of such month.

(f) Borrower and Holder acknowledge and agree that this Note is being issued as part of the Bridge Notes Financing.  Borrower shall make interest and principal payments under this Note and the other Bridge Notes on a pro rata basis, based on the respective principal amounts of each Bridge Note.  Each Holder of a Bridge Note shall hold any amounts received in excess of its pro rata share in trust for the benefit of the other holders of Bridge Notes.

2. Grant of Security Interest.  Payment of all amounts due or to become due under the Bridge Notes and of all other obligations of the Borrower under the Bridge Notes shall be secured as follows:

(a) Borrower hereby grants to the Bridge Note Holders, to secure the payment and performance of all obligations of the Borrower to the Bridge Note Holders arising pursuant to the Bridge Notes, a security interest in the following property of Borrower and any and all additions, substitutions, accessions, proceeds and products thereto or thereof: all of Borrower’s property, tangible or intangible, now or hereafter existing and wherever located, including, without limitation, all of its inventory, goods, materials, machinery, equipment, accounts, accounts receivable, contract rights, chattel paper, instruments, software programs, copyrights, specifications, source code, engineering designs, trade secrets, patents, patent applications, trademarks and trademark applications, trade names, and all other intellectual property and proprietary technology, notes, memoranda, drawings and other data, general intangibles, computer hardware and peripheral equipment, and all other assets of any kind now existing or hereafter arising, as each such term is used or defined in the Uniform Commercial Code as adopted by the State of Texas (collectively, the “Collateral”).

(b) Borrower will keep the Collateral in good order and repair, and will not use the same in violation of applicable law or any policy of insurance. The Bridge Note Holders or their representatives may inspect the Collateral at any reasonable time, wherever located.  Borrower will promptly pay when due all taxes and other assessments upon the Collateral for its use or operation.

(c) In their discretion, the Bridge Note Holders, after giving Borrower 10 days notice, may discharge taxes and other encumbrances at any time levied or placed on the Collateral, make repairs thereof, place and pay for insurance thereon, and pay any necessary filing fees.  Borrower agrees to reimburse the Bridge Note Holders on demand for any and all expenditures so made, and until paid, the amount thereof shall be a debt secured by the Collateral.  The Bridge Note Holders shall have no obligation to the Borrower to make any such expenditures.  Any Bridge Note Holders may act as an attorney in fact for the Borrower in making, adjusting and settling claims under any insurance covering the Collateral.

(d) Borrower shall have possession and use of the Collateral unless and until the occurrence and continuance, as applicable, of an Event of Default (as defined in any of the Bridge Notes).  Upon the happening of an Event of Default, and as long as such Event of Default continues (upon the terms set forth in any Bridge Note), the Bridge Note Holders shall have in any jurisdiction where enforcement hereof is sought, in addition to all other rights and remedies under law, the rights and remedies of a secured party under the Uniform Commercial Code of the State of Texas, including without limitation the right to enter into the premises on which the Collateral may be situated, to remove the Collateral therefrom and to take immediate possession of the Collateral.  The Bridge Note Holders will give the Borrower at least 10 days’ prior written notice of the time and place of any public sale of the Collateral or of the time after which any private sale thereof is to be made.  From the proceeds of any such sale, the Bridge Note Holders shall be entitled to retain (i) all outstanding sums secured under the Bridge Notes, (ii) reasonable expenses of retaking, holding, preparing for sale and selling the Collateral, and (iii) reasonable legal expenses incurred by the Bridge Note Holders in connection with such sale.

(e) Borrower and all endorsers and guarantors of the Bridge Notes waive demand, notice, protest, notice of acceptance of such Bridge Notes, notice of loans made, credit extended, Collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description.  With respect both to the Bridge Notes and the Collateral, Borrower and all endorsers and guarantors of the Bridge Notes assent to any extension or postponement of the time of payment or any other indulgence to any substitution, exchange or release of Collateral, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payment thereon and the settlement, compromise, or adjusting of any part thereof, all in such manner and at such time or times as the Bridge Note Holders may deem advisable.  Borrower and all endorsers and guarantors of the Bridge Notes hereby waive, to the extent permitted by law, any and all rights that any of them may have to judicial hearing in advance of the enforcement of any of the Bridge Note Holders’ rights hereunder, including without limitation its right following an Event of Default to take immediate possession of the Collateral and exercise its rights with respect thereto.  The Bridge Note Holders may exercise its rights with respect to the Collateral without regard to other Collateral or other sources of payment or reimbursement of liability.

(f) Borrower shall execute and deliver to the Bridge Note Holders (i) such waivers, consents, and other documents as Bridge Note Holders or its counsel may reasonably request to permit, secure and perfect the security interests provided for hereunder, and (ii) such assignments, if any, of patents, trademarks, copyrights and other intellectual property of Borrower as the Bridge Note Holders may now or hereafter reasonably request to create and perfect its security interest therein.  Borrower hereby appoints each Bridge Note Holders as Borrower’s attorney in fact to execute each such document and instrument.

3. Subordination.  This Note shall be subordinated to all indebtedness of Maker to Juventas, LLC, a Texas limited liability company (“Juventas”).  Furthermore, if requested by Juventas, Holder agrees to execute and deliver to Borrower and Juventas a subordination agreement evidencing such subordination.

4. Non-Business Days.  Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Texas, such payment may be due on the next succeeding business day and such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5. Events of Default.  The occurrence of any of the following events shall be an “Event of Default” under this Note:

(a) Borrower fails to make any payment on this Note as and when the same becomes due and payable in accordance with the terms hereof, if the same has continued for five (5) days after written notice specifying such default has been delivered to the Borrower by Holder;

(b) Borrower fails to perform any other covenant contained herein, if the same has continued for thirty (30) days after written notice specifying such default has been delivered to the Borrower by Holder;

(c) an Event of Default (as defined in the other Bridge Notes) has occurred under any other Bridge Note and such Event of Default has not been cured by Borrower after any cure period as set forth in such Bridge Note;

(d) Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (iv) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors’ rights generally, (v) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), or (vi) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

(e) a proceeding or case shall be commenced in respect of Borrower without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against Borrower or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to Borrower or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days.

6. Remedies Upon An Event of Default.  If an Event of Default shall have occurred and shall be continuing, Holder may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all interest accrued hereon, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in (i) Sections 3(d) or (e), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by Borrower, the outstanding principal balance and accrued interest hereunder shall be automatically due and payable, and (ii) Sections 3(a), (b) or (c), Holder may exercise or otherwise enforce any one or more of Holder’s rights, powers, privileges, remedies and interests under this Note or applicable law.  No course of delay on the part of Holder shall operate as a waiver thereof or otherwise prejudice the right of Holder.  No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

7. Parties in Interest, Transferability.  This Note shall be binding upon Borrower and its successors and assigns and the terms hereof shall inure to the benefit of Holder and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of Section 14 below, or pledged, hypothecated or otherwise granted as security by the Holder.

8. Amendments.  This Note may not be modified or amended in any manner except in writing executed by Borrower and Holder.

9. Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

Address of Holder:	_______________________ _______________________ _______________________

Address of the Borrower:	Wound Management Technologies, Inc. 777 Main Street, Suite 3100 Fort Worth, Texas 76102 Attn: Chief Executive Officer

10. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Texas, without giving effect to the choice of law provisions.  This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

11. Headings.  Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

12. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder’s right to pursue actual damages for any failure by Borrower to comply with the terms of this Note.  Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by Holder and shall not, except as expressly provided herein, be subject to any other obligation of Borrower (or the performance thereof).  Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to Holder and that the remedy at law for any such breach may be inadequate.  Therefore Borrower agrees that, in the event of any such breach or threatened breach, Holder shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

13. Failure or Indulgence Not Waiver.  No failure or delay on the part of Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

14. Binding Effect.  The obligations of Borrower and Holder set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.  Holder may assign any or all if its rights, titles and interests in, to or under this Note to any person or entity upon written notice to Borrower.

15. Severability.  The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this Note in any jurisdiction.

16. Borrower Waivers.  Except as otherwise specifically provided herein, Borrower and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Borrower liable for the payment of this Note.  No delay or omission on the part of Holder in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Holder, nor shall any waiver by Holder of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

17. Usury Savings Clause.  Any provision in this Note or in any other document executed in connection herewith, or in any other agreement or commitment, whether written or oral, express or implied, to the contrary notwithstanding, Holder shall not in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Holder shall be paid, as interest, a sum greater than the maximum rate of interest permitted by applicable law.  If any construction of this Note, or any and all other papers, agreements or commitments, indicates a different right given to Holder to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording, which this clause shall override and control; it being the intention of the parties that this Note and all other instruments relating to this Note shall in all things comply with applicable law, and proper adjustment shall automatically be made accordingly.  In the event Holder ever receives, collects or applies as interest, any sum in excess of the maximum rate of interest permitted by applicable law, such excess amount shall be applied to the reduction of the unpaid principal balance of this Note in the inverse order of maturity, and if this Note is paid in full, any remaining excess shall be paid to Borrower.  In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum rate of interest permitted by applicable law, Borrower and Holder shall, the maximum extent permitted under applicable law (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) “spread” the total amount of interest throughout the entire term of this Note so that the interest rate is uniform throughout the entire term hereof.

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first written above.

WOUND MANAGEMENT TECHNOLOGIES, INC. By: _____________________________ Robert Lutz, Jr., Chief Executive Officer